ITEM 77Q1

                            MFS/SUN LIFE SERIES TRUST

                      AMENDMENT to the DECLARATION OF TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                             REDESIGNATION OF SERIES


         The undersigned, being a majority of the Trustees of MFS/Sun Life Series Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated December 29, 1997, as amended (the "Declaration"), acting pursuant to Section 6.9 of the Declaration, do hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

         1. The series designated as Conservative Growth Series shall be redesignated as Massachusetts Investors Trust Series;

         2. The series designated as World Asset Allocation Series shall be redesignated as Global Asset Allocation Series;

         3. The series designated as World Governments Series shall be redesignated as Global Governments Series;

         4. The series designated as World Growth Series shall be redesignated as Global Growth Series; and

         5. The series designated as World Total Return Series shall be redesignated as Global Total Return Series.


         Pursuant to Section 6.9(h) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.


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         IN  WITNESS  WHEREOF,  a  majority  of the  Trustees  of the Trust have executed this establishment and designation,  in one or more  counterparts,  all
constituting  a  single   instrument,   as  an  instrument  under  seal  in  The
Commonwealth of Massachusetts, as of this 29th day of April, 1999.




Samuel Adams                                                J. Kermit Birchfield
Samuel Adams                                                J. Kermit Birchfield
11 University Lane                                                   33 Way Road
Manchester, MA  01944                                      Gloucester, MA  01930

William R. Gutow                                                   David D. Horn
William R. Gutow                                                   David D. Horn
3 Rue Dulac                                                          Strong Road
Dallas, TX  75230                                        New Vineyard, ME  04956

Garth Marston                                                     John D. McNeil
Garth Marston                                                     John D. McNeil
90 Beacon Street                                              10 McKenzie Avenue
Boston, MA  02108                                               Toronto, Ontario
                                                                 Canada  M4W 1J9

Derwyn F. Phillips
Derwyn F. Phillips
1250 West Southwinds Blvd.
Vero Beach, FL  32963